KBS REIT II Revaluation December 11, 2017 Granite Tower Denver, CO Exhibit 99.1

Forward-Looking Statements The information contained herein should be read in conjunction with, and is qualified by, the information in KBS Real Estate Investment Trust II’s (“KBS REIT II”) Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Commission Exchange (the “SEC”) on March 13, 2017 (the “Annual Report”), and in KBS REIT II’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 (the “Quarterly Report”), filed with the SEC on November 14, 2017, including the “Risk Factors” contained in the Annual Report. For a full description of the limitations, methodologies and assumptions used to value KBS REIT II’s assets and liabilities in connection with the calculation of KBS REIT II’s estimated value per share, see KBS REIT II’s Current Report on Form 8-K, filed with the SEC on December 11, 2017. Forward-Looking Statements Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. KBS REIT II intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of KBS REIT II and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. KBS REIT II undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. KBS REIT II makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. The appraisal methodology for KBS REIT II’s real estate properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the real estate properties, with respect to CBRE, Inc., an independent, third-party real estate valuation firm (“CBRE”) that performed the appraisals of the real estate properties, and the valuation estimates used in calculating the estimated value per share, with respect to KBS REIT II and KBS Capital Advisors LLC, KBS REIT II’s external advisor (the “Advisor”), are the respective party’s best estimates as of September 30, 2017 or December 8, 2017, as applicable, KBS REIT II can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of KBS REIT II’s real estate properties and the estimated value per share. The forward-looking statements also depend on factors such as: future economic, competitive and market conditions; KBS REIT II’s ability to maintain occupancy levels and rental rates at its real estate properties; the borrower under KBS REIT II’s loan investment continuing to make required payments under the loan documents; and other risks identified in Part I, Item IA of the Annual Report as filed with the SEC. Actual events may cause the value and returns on KBS REIT II’s investments to be less than that used for purposes of KBS REIT II’s estimated value per share. 2

Portfolio Summary As of September 30, 2017 Total Acquisitions1 $3,330,210,000 Current Real Estate Cost Basis2 $1,558,476,000 Total Dispositions (based on gross sales price) $2,354,024,000 Total Square Feet (equity assets) 4,872,116 Total Leverage3 35% Total Occupancy 83% 3 1 Represents aggregate purchase price of all acquisitions, including disposed assets. As of September 30, 2017, KBS REIT II had sold 16 equity assets and had seven debt investments that were sold or fully paid off. 2 Represents cost basis, which is acquisition price (excluding closing costs) plus subsequent capital expenditures, for real estate properties in the portfolio as of September 30, 2017. 3 As of September 30, 2017, KBS REIT II’s borrowings and other liabilities were approximately 35% of both the cost (before depreciation and other noncash reserves) and book value (before depreciation) of tangible assets, respectively.

• KBS REIT II followed the IPA Valuation Guidelines, which included independent third- party appraisals of all but one of its properties. Property values for properties are equal to their appraised values as of September 30, 2017, except for Horizon Tech Center (sold subsequent to September 30, 2017), which is valued at its sales price less disposition costs and fees. • Real estate-related investment, cash, other assets, mortgage debt and other liabilities were valued by the Advisor, similar to prior valuations. The estimated values of the real estate-related investment and mortgage debt are equal to the GAAP fair values as disclosed in the footnotes to KBS REIT II’s 10-Q for the period ended September 30, 2017. • The estimated values of cash and a majority of other assets and other liabilities are equal to their carrying values which approximate their fair values due to their short maturities or liquid nature. • The estimated value of KBS REIT II’s assets less the estimated value of KBS REIT II’s liabilities was then divided by the number of shares outstanding as of September 30, 2017 to arrive at the estimated value per share. Valuation Information 4 Third Party Valuation

December 2016 estimated value per share $ 5.49 Real estate Real estate properties (0.52) Selling costs related to property sold (0.01) Capital expenditures on real estate (0.14) Subtotal Real Estate (0.67) Operating cash flows in excess of monthly distributions declared 2 0.05 Notes payable 0.02 Total change in estimated value per share (0.60) December 2017 estimated value per share $ 4.89 On December 8, 2017, KBS REIT II’s Board of Directors approved an estimated value per share of $4.891 The following is a summary of the estimated value per share changes within each asset and liability group. Valuation Information 5 1Based on the estimated value of KBS REIT II’s assets less the estimated value of KBS REIT II’s liabilities, divided by the number of shares outstanding, all as of September 30, 2017. 2 Operating cash flow reflects modified funds from operations (“MFFO”) adjusted to add back the amortization of deferred financing costs. KBS REIT II computes MFFO in accordance with the definition included in the practice guideline issued by the IPA in November 2010.

Offering Price: $10.00 Valuation History: – December 20111 $10.11 – December 20122 $10.29 – December 20133 $10.29 – September 20144 (after deducting special distribution of $4.50 from $10.55) $6.05 – December 20145 $5.86 – December 20156 $5.62 – December 20167 $5.49 – December 20178 $4.89 6 1 Data as of 9/30/11. See KBS REIT II’s Current Report on Form 8-K filed with the SEC on December 21, 2011. 2 Data as of 9/30/12. See KBS REIT II’s Current Report on Form 8-K filed with the SEC on December 19, 2012. 3 Data as of 9/30/13, with the exception of real estate appraised as of November 30, 2013. See KBS REIT II’s Current Report on Form 8-K filed with the SEC on December 19, 2013. 4 Data as of 6/30/14. See KBS REIT II’s Current Report on Form 8-K filed with the SEC on September 23, 2014. 5 Data as of 9/30/14. See KBS REIT II’s Current Report on Form 8-K filed with the SEC on December 4, 2014. 6 Data as of 9/30/15. See KBS REIT II’s Current Report on Form 8-K filed with the SEC on December 9, 2015. 7 Data as of 9/30/16. See KBS REIT II’s Current Report on Form 8-K filed with the SEC on December 15, 2016. 8 Data as of 9/30/17. See KBS REIT II’s Current Report on Form 8-K filed with the SEC on December 11, 2017. Valuation Information

Portfolio Overview Portfolio Summary for December 2017 Estimated Value Per Share1 Assets: $1.463 Billion – Real Estate2 • 10 Assets • $1.366 Billion (93.4%) – Loan Investments • 1 Asset • $13.9 Million (1.0%) – Other Assets3 • $82.7 Million (5.6%) Liabilities: $0.545 Billion – Loans Payable: $519.1 Million – Other Liabilities4: $25.7 Million Net Equity at Estimated Value: $918 Million 7 1 Values as of September 30, 2017. 2 Consists of the 10 real estate properties held as of September 30, 2017. Subsequent to September 30, 2017, the REIT sold one office property for a net sales price (after disposition fees and costs) of $37.8 million. 3 Includes cash and cash equivalents, restricted cash, rents and other receivables, net and prepaid expenses. 4 Includes accounts payable, accrued liabilities, distributions payable, security deposits and prepaid rent.

Union Bank 8 The September 30, 2017 appraised value represents a $52.5 million, or 17.4%, decrease vs. the appraised value as of September 30, 2016. The REIT marketed the asset for sale throughout 2017 and the majority of the offers were well below the 2016 appraised value, primarily due to the following: • Significant unpredictability of the future for the property’s largest tenant, Union Bank (342,712 sf). • Developers are concerned about over development of multi-family in downtown, so have been unwilling to attribute any value to the development opportunity at the property. • There are multiple large blocks of space available in downtown LA, so net absorption has been lower than expected even though rental rates are still strong. • The pool of buyers for a large office building and a multifamily development site is limited. Significant Real Estate Value Changes

Corporate Tech Center 9 The September 30, 2017 appraised value represents a $28.3 million, or 11.2%, decrease vs. the appraised value as of September 30, 2016. The decrease in value is primarily due to the following: • There has been a significant increase in the supply of large blocks (over 100,000 sf) of office space in the market, which is putting downward pressure on rental rates. • The property has three tenants with lease expirations over the next 12 months that represents 84% of the total square footage and rents are depressed from a year ago. • Construction costs for tenant and capital improvements have risen dramatically due to strong demand throughout the Bay area. Significant Real Estate Value Changes

Granite Tower Significant Real Estate Value Changes 10 The September 30, 2017 appraised value represents a $26.5 million, or 13.8%, decrease vs. the appraised value as of September 30, 2016. The REIT marketed the asset for sale in 2017 and the majority of the offers were well below the 2016 appraised value, primarily due to the following: • The two largest tenants currently have limited lease terms remaining. • It has been difficult for the REIT to find its target buyer. Value-add buyers typically want buildings with higher vacancy and lower prices, while Core-plus buyers want a longer lease term for decreased risk.

Gateway Corporate Center • Acquired on January 26, 2011, for $47.4 million plus closing costs • Two-building, three-story office park with 234,907 rentable square feet • Sold on June 14, 2017, for $47.1 million net of concessions and credits (cost basis at time of sale was $51.8 million) • The operating cash flow generated from the property during the hold period was $14.9 million Disposition 11

Horizon Tech Center • Acquired on June 17, 2010, for $40.5 million plus closing costs. • Three-building, two-story office park with 157,884 rentable square feet • Sold on November 21, 2017, for $39.5 million net of concessions and credits (cost basis at time of sale was $43.2 million), which the REIT believes was very attractive pricing considering the property was only 18% occupied and would have required substantial re-tenanting costs in the near term • The operating cash flow generated from the property during the hold period was $19.7 million Disposition 12

Disposition History

KBS Real Estate Investment Trust II

Asset	Acquisition Date	Purchase Price	Cost Basis[1]	Sale Date	Net Sale Price
SOLD as of September 30, 2017					
Hartman II	4/7/2010	$10,800,000	$11,113,000	6/28/2012	$12,650,000
Mountain View Corp. Center	7/30/2008	$30,000,000	$33,316,000	5/15/2014	$25,417,000
Dallas Cowboys Dist. Center	7/8/2010	$19,000,000	$19,273,000	6/11/2014	$22,250,000
601 Tower at Carlson Center	2/3/2011	$54,403,000	$60,405,000	6/11/2014	$74,946,000
Plano Business Park	3/15/2010	$16,750,000	$18,229,000	6/16/2014	$23,297,000
Metropolitan Center	12/16/2011	$104,900,000	$108,075,000	6/27/2014	$108,458,000
300 North LaSalle	7/29/2010	$655,000,000	$663,847,000	7/7/2014	$849,604,000
Torrey Reserve West	9/9/2010	$27,300,000	$29,489,000	7/10/2014	$39,150,000
Two Westlake Park	2/25/2011	$80,500,000	$94,759,000	7/25/2014	$119,899,000
CityPlace Tower	4/6/2011	$126,500,000	$130,996,000	8/21/2014	$149,878,000
I-81 Industrial	2/16/2011	$90,000,000	$92,900,000	11/18/2014	$103,871,000
Crescent VIII	5/26/2010	$12,500,000	$14,500,000	11/20/2014	$16,438,000
One Main Place	2/5/2010	$57,000,000	$64,500,000	12/24/2014	$84,424,000
National City Tower	12/17/2010	$115,000,000	$124,600,000	2/13/2015	$124,000,000
350 E Plumeria	12/18/2008	$35,775,000	$38,123,000	5/17/2016	$42,336,000
Gateway Corporate Center	1/26/2011	$47,407,000	$51,835,000	6/14/2017	$47,100,000
Horizon Tech Center	6/17/2010	$40,500,000	$43,151,000	11/21/2017	$39,451,000
TOTAL		**$1,523,335,000**	**$1,599,111,000**		**$1,883,169,000**

[1] Includes acquisition price, acquisition costs, capital expenditures and leasing commissions.

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Loan History 14 1Includes acquisition/origination price, acquisition/origination costs, and any subsequent loan advances. Asset Acquisition/ Origination Date Purchase Price Cost Basis1 Sale/ Payoff Date Net Sales or Repayment Proceeds LOANS SOLD/REPAID as of September 30, 2017 Northern Trust A & B Notes 12/31/08 & 6/27/12 $59,428,000 $60,172,000 6/27/2012 $84,932,000 One Liberty Plaza 2/11/2009 $66,700,000 $67,461,000 10/11/2013 $113,091,000 One Kendall Square 11/22/2010 $87,500,000 $88,997,000 12/4/2013 $87,500,000 Tuscan Inn 1/21/2010 $20,200,000 $19,799,000 2/7/2014 $20,200,000 Chase Tower 1/25/2010 $59,200,000 $59,221,000 2/14/2014 $64,117,000 Pappas Commerce 4/5/2010 $32,673,000 $32,673,000 6/9/2014 $32,673,000 Summit I & II 1/17/2012 $58,750,000 $58,272,000 8/4/2015 $59,624,000 TOTAL $384,451,000 $386,595,000 $462,137,000

15 Distribution Information History of Distribution Payments $9.46/share of total distributions paid from August 2008 through December 2017 – August 2008 – September 2014 (74 Monthly Payments) • $0.20/share distributions, on an annualized basis, for record dates from July 16, 2008 to August 15, 2008 • $0.65/share distributions, on an annualized basis, for record dates from August 16, 2008 through August 31, 2014 – February 2013 (1 Payment) • $0.05416667/share special 13th distribution funded from 2012 MFFO in excess of 2012 distributions declared – September 2014 (1 Payment) • $4.50/share special distribution funded from the proceeds from the dispositions of real estate properties between May 2014 and August 2014, as well as cash on hand resulting primarily from the repayment or sale of real estate loans − October 2014 to January 2015 (4 Payments) • $0.13328082/share total distributions paid from October 2014 through January 2015. (If converted to a daily distribution amount for the period and annualized, then this period’s $0.13328082/share distributions would equal a 7.25% annualized rate based on a $10.00 purchase price less $4.50 special distribution or 6.80% annualized rate based on the December 2014 estimated value per share of $5.86.) – February 2015 to December 2015 (11 Payments) • $0.26811507/share total distributions paid from February 2015 through December 2015 (if converted to a daily distribution amount for the period and annualized, then this period’s $0.26811507/share would equal a 5.00% annualized rate based on the December 2014 estimated value per share of $5.86 or a 5.2% annualized rate based on the December 2015 estimated value per share of $5.62.) – January 2016 to December 2016 (12 Payments) • $0.28208442/share total distributions paid from January 2016 through December 2016 (if converted to a daily distribution amount for the period and annualized, then this period’s $0.28208442/share would equal a 5.0% annualized rate based on the December 2015 estimated value per share of $5.62 or a 5.1% annualized rate based on the December 2016 estimated value per share of $5.49.) – January 2017 to December 2017 (12 Payments) • $0.27450000/share total distributions paid from January 2017 through December 2017 (if converted to a daily distribution amount for the period and annualized, then this period’s $0.27450000/share would equal a 5.0% annualized rate based on the December 2016 estimated value per share of $5.49, or a 5.6% annualized rate based on the December 2017 estimated value per share of $4.89.)

16 Stockholder Performance KBS REIT II is providing this estimated value per share to assist broker-dealers that participated in its initial public offering in meeting their FINRA customer account statement reporting obligations. The valuation was performed in accordance with the provisions of and also to comply with the IPA Valuation Guidelines. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and this difference could be significant. The estimated value per share is not audited and does not represent the fair value of KBS REIT II’s assets less the fair value of KBS REIT II’s liabilities according to GAAP. With respect to the estimated value per share, KBS REIT II can give no assurance that: • a stockholder would be able to resell his or her shares at this estimated value per share; • a stockholder would ultimately realize distributions per share equal to KBS REIT II’s estimated value per share upon liquidation of KBS REIT II’s assets and settlement of its liabilities or a sale of KBS REIT II; • KBS REIT II’s shares of common stock would trade at the estimated value per share on a national securities exchange; • an independent third-party appraiser or other third-party valuation firm would agree with KBS REIT II’s estimated value per share; or • the methodology used to calculate KBS REIT II’s estimated value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements. Further, the estimated value per share as of December 8, 2017 is based on the estimated value of KBS REIT II’s assets less the estimated value of KBS REIT II’s liabilities divided by the number of shares outstanding, all as of September 30, 2017. The value of KBS REIT II’s shares will fluctuate over time in response to developments related to individual assets in KBS REIT II’s portfolio and the management of those assets, in response to the real estate and finance markets and due to other factors. The estimated value per share does not reflect a discount for the fact that KBS REIT II is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share does not take into account estimated disposition costs and fees for real estate properties that are not under contract to sell, debt prepayment penalties that could apply upon the prepayment of certain of KBS REIT II’s debt obligations or the impact of restrictions on the assumption of debt. KBS REIT II has generally incurred disposition costs and fees related to the sale of each real estate property since inception of 1.7% to 4.4% of the gross sales price less concessions and credits, with the weighted average being approximately 2.3%. If this range of disposition costs and fees was applied to the estimated value of KBS REIT II’s real estate properties, which does not include these costs and fees in the appraised values, the resulting impact on the estimated value per share would be a decrease of $0.12 to $0.31 per share. KBS REIT II currently expects to utilize the Advisor and/or an independent valuation firm to update the estimated value per share no later than December 2018.

Stockholder Performance 17 $4.89 $9.46 $14.35 Hypothetical Performance of Early and Late Investors $10.00 Share Price, All Distributions Received in Cash Estimated Value Per Share As of December 8, 2017 Cumulative Cash Distributions Received through December 8, 2017 Sum of Estimated Value Per Share as of December 8, 2017 and Cumulative Cash Distributions Received through December 8, 2017 Late Investor: Invested at Close of Public Offering (December 31, 2010) Early Investor: Invested at Escrow Break (June 24, 2008) $4.89 $7.90 $12.79 The last column above would increase by $1.28 to $15.63 for early DRIP investors and $0.48 to $13.27 for late DRIP investors.1 1Values per share are based on number of shares originally purchased, and assume full participation in dividend reinvestment plan for life of investment and no share redemptions.

Stockholder Performance

KBS Real Estate Investment Trust II

Hypothetical Performance of Early and Late Investors

$10.00 Share Price, All Distributions Received in Cash


Breakdown of Early Cash Investor Value
$10.00
$12.27
$13.10
$13.80
$14.55
$14.46
$14.52
$14.67
$14.35
$10.11
$10.29
$10.29
$6.05
$5.86
$5.62
$5.49
$4.89
$2.16
$2.81
$3.51
$8.50
$8.60
$8.90
$9.18
$9.46
Offering Price
2011
2012
2013
Sept. 2014
Dec. 2014
Dec. 2015
Dec. 2016
Dec. 2017
Cumulative Distributions
Share Price


Breakdown of Late Cash Investor Value
$10.00
$10.76
$11.59
$12.24
$12.99
$12.90
$12.96
$13.11
$12.79
$10.11
$10.29
$10.29
$6.05
$5.86
$5.62
$5.49
$4.89
$0.65
$1.30
$1.95
$6.94
$7.04
$7.34
$7.62
$7.90
Offering Price
2011
2012
2013
Sept. 2014
Dec. 2014
Dec. 2015
Dec. 2016
Dec. 2017
Cumulative Distributions
Share Price

For information about the estimated value per share for 12/11, 12/12, 12/13, 9/14, 12/14, 12/15, 12/16 and 12/17 see slide 6. "Cumulative Distributions" for an early cash investor assumes all distributions received in cash and no share redemptions and reflect the cash payment amounts (all distributions paid since inception) per share for a hypothetical investor who invested on or before escrow break and consequently has received all distributions paid by the REIT. "Cumulative distributions" for a late cash investor assumes all distributions received in cash and no share redemptions, and reflect the cash payment amounts (all distributions paid since investment) per share for a hypothetical investor who invested on December 31, 2010, the day offers in primary offering ended. The "offering price" of $10.00 reflects the price most investors paid to purchase shares in the primary initial public offering.

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19 2018 Goals and Objectives • Continue to strategically sell assets and consider special distributions to stockholders • Negotiate lease renewals or new leases that facilitate the sales process and enhance property stability for prospective buyers • Complete capital projects, such as renovations or amenity enhancements, to attract quality buyers • Finalize strategic alternatives assessment and course of action

Thank you! KBS Capital Markets Group LLC Member FINRA & SIPC 800 Newport Center Drive, Suite 700 Newport Beach, CA 92660 (866) 527-4264 www.kbs-cmg.com 20